                                                                        Ex. 10.6

                       THIRD AMENDMENT TO CONTRACT OF SALE

         This Third Amendment to Contract of Sale is made and entered into as of the 14th day of May, 2004, by and between FO SKI RESORTS, LLC ("FOSR"), a Massachusetts limited liability company, and BRODIE MOUNTAIN RESORTS, INC. ("BMR"), a Massachusetts business corporation (FOSR and BMR are herein referred to collectively as "Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, on December 24, 2002, Seller and Purchaser entered into that certain Contract of Sale pursuant to which Seller agreed to sell and Purchaser agreed to purchase that certain tract of land containing approximately 500 acres, more or less, located on Route 7 in New Ashford, Berkshire County, Massachusetts, being more particularly described in the Contract (the "Property"); and

         WHEREAS, pursuant to a First Amendment to Contract of Sale dated April 3, 2003, and a Second Amendment to Contract of Seller dated March 17, 2004, Seller and Purchaser have agreed on certain modifications in the terms and conditions of the Contract (hereinafter the Contract as modified is referred to as the "Contract"); and

         WHEREAS, Seller and Purchaser desire to further modify the terms and conditions of the Contract pertaining to the deadline for closing of the Contract in order to provide Purchaser with additional time to seek a variance from the Massachusetts Department of Public Safety Architectural Access Board provisions which require an elevator in three story buildings (the "Variance");

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that the closing of the Contract shall occur either (i) on July 16, 2004, or (ii) within ten (10) days following the date on which Purchaser obtains the Variance, whichever occurs earlier.

         2. As consideration for the extension of the deadline for closing of the Contract as set forth herein, upon execution of this Third Amendment, the Seller and Purchaser covenant as follows:

         a. Purchaser shall deliver to Seller an additional Fifty Thousand Dollars ($50,000.00) in earnest money. The additional $50,000 earnest money deposit that must be made by Purchaser in order to extend the deadline for closing of the Contract as set forth herein shall be non-refundable to Purchaser except in the event of a default by Seller under the Contract, but, if the Contract closes, shall be applied in partial satisfaction of the purchase price payable under the Contract.

         b. At closing, Purchaser shall engage the Seller in an operating agreement for the operation of the Property for a term to commence on the date of closing (as determined in Section 1 above) and terminating on April 1, 2005 (Operating Agreement"), unless sooner terminated or extended by mutual agreement of the Seller and Purchaser. The Operating Agreement shall contain, but not be limited to, the following terms and conditions:

                  i. Purchaser shall be responsible for (A) property and liability insurance covering the Property with the Seller named as an additional insured; (B) real estate taxes; (C) management fee to Jiminy Peak, Inc. of $4,000.00 per month; (D) any necessary repairs to the Property in excess of $500.00 per repair (which repairs Seller shall submit to Purchaser for prior review and approval); (E) damage repair caused by force majeure (ex. storm damage).

                  ii. Seller shall have the following rights and responsibilities under the Operating Agreement during the term thereof:

                           A. Right and obligation to operate the lodging, camping, tubing and food service activities on the Property and the right to all of the income stream from such activities;

                           B. The responsibility for obtaining and maintaining all necessary permits and approvals for the operation of the activities set forth in Section 2.b.ii.A;

                           C. Obligation of maintaining general upkeep of the Property to include water system maintenance and operation, lawn mowing, and snow removal;

                           D. The obligation for necessary repairs to the Property less than $500.00 per repair;

                           E. The responsibility for all utility costs associated with the Property (ex. electric, propane and telephone);

                           F. The right to all reimbursements from Tower Ventures II, LLC ("TV II") for electrical service to the TV II cellular facility towers on the Property;

                           G. The right to all income from the TV II cellular facility towers pursuant to the Perpetual Easement and License Agreement to Tower Ventures, Inc., dated February 13, 2001, as may be amended from time to time;

                           H. Responsibility for maintaining liability insurance covering the Seller's activities on the Property with the Purchaser named as an additional insured;

                           I. The right to use any and all of Purchaser's equipment located on and associated with the Property.

         c. Purchaser agrees that in the event of a termination of the Contract by Purchaser for any reason other than for default of Seller, Purchaser shall (a) assign and convey over to Seller all of Purchaser's right, title and interest in and to any and all developmental and operating permits, licenses, approvals, authorizations, Hydro geology Study (as defined in Article VI of the Contract) and ALTA surveys obtained or produced by Purchaser in conjunction with the development of the project contemplated under the Contract, including, but not limited to, any and all applications for same, and (b) provide Seller with complete copies of all development products produced or obtained by Purchaser in conjunction with the development of the project contemplated under the Contract, including, but not limited to, title abstracts and reports, title commitments, development plans, site plans, engineering studies and plans, utility plans, soil tests, and environmental tests.

         Except as specifically set forth above, all terms and conditions of the Contract shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Contract.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment under seal, as of the date and year first above written.

                                            SELLER:

                                            FO SKI RESORTS, LLC, a Massachusetts
                                            limited liability company

                                            By:      /S/ BRIAN H. FAIRBANK
                                                     ---------------------------
                                                     Brian H. Fairbank, Manager

                                            BRODIE MOUNTAIN RESORTS, INC., a
                                            Massachusetts business corporation

                                            By:      /S/ BRIAN H. FAIRBANK
                                                     ---------------------------
                                                     Brian H. Fairbank, Manager

                                            PURCHASER:

                                            SILVERLEAF RESORTS, INC., a Texas
                                            corporation

                                            By:      /S/ ROBERT E. MEAD
                                                     ---------------------------
                                            Name:    Robert E. Mead
                                            Its:     CEO